THERMACELL TECHNOLOGIES, INC. AND SUBSIDIARIES

                         Computation of Loss Per Common Share

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


                                            For the Three Months Ended                     For the Six Months Ended
                                                     March 31,                                     March 31,
                                          -------------------------------------     -----------------------------------------
                                                2000                   1999                   2000                   1999

Shares  outstanding:                         11,033,653              7,294,325             11,033,653              7,294,325
Weighted average shares outstanding          10,171,153              8,452,420              9,971,153              7,593,643
Net loss                                 $   (3,376,728)         $    (259,396)       $    (4,298,787)        $     (481,474)
                                          ------------------    -------------------     ------------------    ----------------

Net loss per common share                $       (0.33)          $       (0.03)       $         (0.43)        $        (0.06)
                                          ==================    ===================     ==================    ================

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